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                                     EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                   YEARS ENDED DECEMBER 31
                                                --------------------------------
                                                     1996              1997
                                                --------------   ---------------
 BASIC EARNINGS
      Loss from continuing operations           $ (3,748,824)    $  (1,027,084)
                                                -------------    --------------
                                                -------------    --------------
      Shares
           Weighted average number of
                Common shares outstanding          14,040,040        26,139,451
                                                -------------    --------------
                                                -------------    --------------
      Basic loss per common share:
                Net Loss                        $      (.267)    $       (.039)
                                                -------------    --------------
                                                -------------    --------------

 DILUTED EARNINGS
      Loss from continuing operations           $ (3,748,824)    $  (1,027,084)
                                                -------------    --------------
                                                -------------    --------------
      Shares
           Weighted average number of
                Common shares outstanding          14,040,040        26,139,451
           Assuming exercise of option              4,000,000         4,000,000
                                                -------------    --------------
           Weighted average number of
                Common shares outstanding
                as adjusted                        18,040,040        30,139,451
                                                -------------    --------------
                                                -------------    --------------
           Diluted earnings per
                common share:
                Net Loss                        $      (.208)    $       (.034)
                                                -------------    --------------
                                                -------------    --------------

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